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                                                                    EXHIBIT 10.5



                               September 30, 2003



Sionix Corporation
9272 Jeronimo Road, Suite 108
Irvine, CA 92618

         Re:   STOCK RESTRICTION AGREEMENT; CANCELLATION OF SHARES
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Dear Sirs:

         This is to confirm that, pursuant to a Stock Restriction Agreement between the undersigned and Sionix Corporation (the "Agreement"), during 1999 and 2000 Sionix Corporation awarded an aggregate of 6,917,650 shares of Common Stock (the "Award Shares") to the undersigned. The Agreement provided that the Award Shares were subject to substantial restrictions, and could not be sold or transferred until certain conditions were met.

         Since the conditions in the Agreement have not been met, we have agreed that the Award Shares will be cancelled immediately. Accordingly, accompanying this letter are certificates representing all of the Award Shares for cancellation. The undersigned hereby transfers the Award Shares to you for cancellation, and agrees to execute any Stock Assignment or Stock Power you may request.

          Please instruct your Transfer Agent to cancel the certificates, remove the shares from the stock register, and return the shares to the status of authorized but unissued shares on its records.


                                                              Very truly yours,

                                                              /S/ JAMES J. HOUTZ
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                                                              James J. Houtz

Agreed and accepted:

Sionix Corporation

By JAMES J. HOUTZ
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